Exhibit 99.1

                    QINTERACTION LIMITED AND SUBSIDIARIES

                    Consolidated Financial Statements, December 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Qinteraction Limited and Subsidiaries

We have audited the accompanying consolidated balance sheet of Qinteraction Limited and Subsidiaries (a Cayman Islands corporation) as of December 31, 2006, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Qinteraction Limited and Subsidiaries as of December 31, 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As described in the notes to the consolidated financial statements, the Company has adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment effective January 1, 2006.

/s/ Punongbayan & Araullo
Manila, Philippines
July 13, 2007

QINTERACTION LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2006

(Amounts in U.S. Dollars)

	Notes
A S S E T S
CURRENT ASSETS
Cash	3	$204,191
Trade receivables – net	4	1,040,397
Prepayments and other current assets	5	414,076

Total Current Assets		1,658,664

NON-CURRENT ASSETS
Property and equipment – net	6	2,771,855
Other non-current assets	7	175,135

Total Non-current Assets		2,946,990

TOTAL ASSETS		$4,605,654

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Trade payables		$403,570
Accrued compensation and benefits		173,190
Other accrued liabilities		358,210
Current portion of long-term debt	8	599,527
Notes payable	8	355,392

Total Current Liabilities		1,889,889

NON-CURRENT LIABILITIES
Loans from stockholders	8, 12	1,088,926
Long-term debt – net of current portion	8	400,720

Total Non-current Liabilities		1,489,646

Total Liabilities		3,379,535

STOCKHOLDERS’ EQUITY
Capital stock		1,030,190
Additional paid-in capital		5,659,666
Deficit	11	(5,692,720)
Accumulated other comprehensive income		228,983

Total Equity		1,226,119

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$4,605,654

The accompanying notes are an integral part of the consolidated financial statements.

QINTERACTION LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(Amounts in U.S. Dollars)

	Notes	2006	2005
SERVICE REVENUES		$6,848,756	$6,457,870

COST OF SERVICES	13	3,465,659	3,027,224

GROSS MARGIN		3,383,097	3,430,646

OPERATING EXPENSES
General and administrative	9	2,255,891	2,196,896
Depreciation and amortization		694,534	556,984
Technology and development		301,467	250,862
Sales and marketing		98,424	74,447

		3,350,316	3,079,189

OPERATING INCOME		32,781	351,457

INTEREST AND OTHER INCOME, NET		(206,788)	(126,944)

(LOSS) INCOME BEFORE TAXES	10	(174,007)	224,513

TAX EXPENSE	10	43,381	183,230

NET (LOSS) INCOME		($217,388)	$41,283

The accompanying notes are an integral part of the consolidated financial statements.

QINTERACTION LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(Amounts in U.S. Dollars)

	Note	2006	2005
CAPITAL STOCK – $0.10 par value
Authorized – 20 million shares
Issued and outstanding – 10,301,899 shares
As previously reported		$6,689,856	$6,689,856
Prior period adjustment	11	(5,659,666)	(5,659,666)

As restated		1,030,190	1,030,190

ADDITIONAL PAID-IN CAPITAL
As previously reported		—	—
Prior period adjustment	11	5,659,666	5,659,666

As restated		5,659,666	5,659,666

DEFICIT
Balance at beginning of year
As previously reported		(5,475,332)	(5,566,867)
Prior period adjustment – net of taxes	11	—	50,252

As restated		(5,475,332)	(5,516,615)
Net (loss) income		(217,388)	41,283

Balance at end of year		(5,692,720)	(5,475,332)

ACCUMULATED OTHER
COMPREHENSIVE INCOME (LOSS)
Balance at beginning of year		95,432	(13,522)
Translation adjustment		133,551	108,954

Balance at end of year		228,983	95,432

TOTAL STOCKHOLDERS’ EQUITY		$1,226,119	$1,309,956

COMPREHENSIVE (LOSS) INCOME
Net (loss) income		($217,388)	$41,283
Other comprehensive income		133,551	108,954

TOTAL COMPREHENSIVE INCOME (LOSS)		($83,837)	$150,237

The accompanying notes are an integral part of the consolidated financial statements.

QINTERACTION LIMITED AND SUBSIDIARIES

CONSOLIDATED CASH FLOW STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(Amounts in U.S. Dollars)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	($217,388)	$41,283
Adjustments for:
Depreciation and amortization	694,534	556,984
Write-off of receivables	105,680	182,523
Deferred tax expense	5,820	157,701
Gain on disposals of property and equipment	(6,338)	(2,600)
Dividend income	(1,378)	(1,407)

Operating income before working capital changes	580,930	934,484
Increase in trade and other receivables	(318,735)	(353,656)
(Increase) decrease in prepayments and other current assets	(53,028)	190,573
Increase in other non-current assets	(53,913)	(4,424)
(Decrease) increase in trade payables	(450,743)	96,518
Increase in accrued compensation and benefits	29,178	77,022
Increase in other accrued liabilities	98,235	7,382
Increase in other long-term debt	65,542	207,413

Net Cash (Used in) From Operating Activities	(102,534)	1,155,312

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property and equipment	(66,976)	(646,228)
Proceeds from disposals of property and equipment	8,069	4,994
Cash dividends received	1,378	1,407

Net Cash Used in Investing Activities	(57,529)	(639,827)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(511,106)	(1,033,660)
Proceeds from loan availments	617,195	—
Repayment of notes payable	—	(137,562)

Net Cash From (Used in) Financing Activities	106,089	(1,171,222)

Forward

	2006	2005
Effect of Exchange Rate Changes on Cash	$50,469	($9,087)

NET DECREASE IN CASH	(3,505)	(664,824)

CASH AT BEGINNING OF YEAR	207,696	872,520

CASH AT END OF YEAR	$204,191	$207,696

Supplemental Disclosure of Cash Flow Information:

	2006	2005
Cash paid during the year for:
Interest	$237,240	$109,174
Income taxes	11,795	12,038

Non-cash Investing and Financing Activities:

The cost of call center and office equipment acquired in 2006 and 2005 through finance leases amounted to $169,732 and $804,168, respectively, of which $111,022 and $465,572 were unpaid as of the end of December 31, 2006 and 2005, respectively (see Notes 6 and 8).

In 2005, the Company acquired certain call center equipment payable on installment basis amounting to $280,296. As of December 31, 2005, the unpaid portion of this loan amounts to $98,637 (see Notes 6 and 8).

The accompanying notes are an integral part of the consolidated financial statements.

QINTERACTION LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(Amounts in U.S. Dollars)

1.	CORPORATE INFORMATION

Qinteraction Limited (the Company) was incorporated in the Cayman Islands. The Company is engaged in providing customer acquisition, customer care and customer growth and retention to a wide customer base in various locations worldwide.

The Company’s registered office, which is also its principal place of business, is located at the 16th Floor, Time Center, 53-55 Hollywood Road, Central Hong Kong.

The Company has two wholly-owned subsidiaries, Qinteraction Philippines, Inc. (QPI), a company incorporated in the Philippines, and Qinteraction Inc., a company incorporated in the United States of America (USA). Both subsidiaries are engaged in the operation, maintenance and management of commercial call centers. Collectively, the Company and its subsidiaries are referred to hereinafter as the Group.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 Basis of Preparation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the USA (US GAAP).

The accounting policies have been consistently applied and are consistent with those used in the previous year.

2.2 Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries as discussed in Note 1. All significant intercompany transactions and balances are eliminated during consolidation. Subsidiaries are consolidated from the date the Company obtains control until such time that such control ceases. The financial statements of subsidiaries are prepared for the same reporting period as the Company, using consistent accounting principles.

2.3 Translation of Foreign Currency Financial Statements

The assets and liabilities of QPI, which are measured in Philippine pesos, are translated from Philippine pesos to U.S. dollars using the exchange rate at year end. Stockholders’ equity accounts are translated using historical rates, while revenue and expense accounts are translated using the average exchange rate for the year.

The translation adjustments resulting from the translation are accumulated and reflected as adjustments to comprehensive income or loss.

The consolidated financial statements of the Group are presented in U.S. dollars, which is the Group’s functional currency except for QPI which is Philippine peso.

2.4 Use of Judgments, Estimates and Assumptions

The preparation of financial statements in accordance with U.S. GAAP often requires the Group to make judgments, estimates and assumptions regarding uncertainties that affect the results of operations, financial position and cash flows of the Group, as well as the related notes to the consolidated financial statements. Management bases its estimates on its knowledge of the Group’s operations, market in which the Group operates, historical trends, future expectations and other assumptions. Estimates are used in accounting for, among other things, allowances for uncollectible accounts, deferred taxes and related valuation allowances, loss contingencies, fair values of financial instruments, fair value of options granted under stock-based compensation plans, capital leases, asset impairments, and useful lives of property and equipment. Actual results may differ from previously estimated amounts, and such differences may be material to the consolidated financial statements. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected prospectively.

2.5 Cash

Cash consist of short-term, highly liquid investments with original maturities of three months or less. Restricted cash refers to cash placements which are restricted as to withdrawal.

2.6 Revenue Recognition

The Group’s revenues are recognized in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104. Revenues are recognized when persuasive evidence of an arrangement exists, services are delivered, the amount of fee charged is fixed and determinable and the collectibility of such fee is reasonably assured. When determining whether the fee is considered fixed and determinable and its collectibility is reasonably assured, the Company considers a number of factors including the creditworthiness of the client and the contractual payment terms. If a client is not considered creditworthy, all revenues under arrangements with such client are recognized only upon receipt of cash.

2.7 Other Comprehensive Income or Loss

Other comprehensive income or loss consists of currency translation adjustments. Foreign currency translation adjustments generally are not adjusted for income taxes as they relate to indefinite investments in operations outside of the USA.

2.8 Concentration of Credit Risk

In the normal course of business, the Company is exposed to credit risk. The principal concentrations of credit risk are cash deposits and trade receivable. The Company regularly monitors credit risk exposures and takes steps to mitigate the likelihood of these exposures resulting in a loss.

2.9 Trade Receivables

The Group records trade receivables at net realizable value. This value also includes an appropriate allowance for estimated uncollectible accounts, if any, to reflect any loss anticipated on the trade receivable balances. The Group calculates this allowance based on the Group’s history of write-offs, level of past-due accounts based on the contractual terms of the receivables and the Group’s relationships with and economic status of its clients.

2.10 Property and Equipment

Property and equipment are stated at cost less accumulated depreciation, amortization and impairment in value, if any. The cost of an asset comprises its purchase price and directly attributable costs of bringing the asset to working condition for its intended use. Expenditures for additions, major improvements and renewals are capitalized; expenditures for repairs and maintenance that do not improve service potential or extend the life of the assets are charged to expense as incurred. When assets are sold, retired or otherwise disposed of, their cost and related accumulated depreciation and amortization and any impairment losses are removed from the accounts and any resulting gain or loss is reflected in results of operations for the year.

Depreciation is computed on the straight-line basis over the estimated useful lives of the assets as follows:

Call center equipment	3-10 years
Office equipment	3-5 years
Furniture and fixtures	3-5 years
Transportation equipment	3-5 years

Leasehold improvements are amortized over the useful life of the asset of three to five years or the remaining term of the lease, whichever is shorter.

Call center equipment and office equipment held under finance lease agreements are depreciated over their expected useful lives (determined by reference to comparable owned assets) or over the term of lease, if shorter.

The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate that their carrying values may not be recoverable. If any such indication exists and where the carrying values exceed the estimated recoverable amount, the assets are written down to their recoverable amounts and a corresponding impairment loss equal to the amount of write-down is recognized. The recoverable amount of property and equipment is the greater of net selling price and value in use. The Group determines value in use based on the expected undiscounted estimated future cash flows excluding interest charges.

2.11 Contingencies

Management assesses the probability of loss for contingencies as they arise and accrues a liability and/or discloses the relevant circumstances, as deemed appropriate in accordance with FAS 5 – Accounting for Contingencies (see Note 13).

2.12 Leases – Company as Lessee

Leases which transfer to the Group substantially all risks and benefits incidental to ownership of the leased item, are classified as finance leases and are recognized as assets and liabilities in the consolidated balance sheet at amounts equal at the inception of the lease to the fair value of the leased property or, if lower, at the present value of minimum lease payments. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are directly charged against income. Capitalized leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term.

Leases which do not transfer to the Group substantially all the risks and benefits of ownership of the asset are classified as operating leases. Operating lease payments are recognized as expense in the consolidated income statement on a straight-line basis over the lease term.

2.13 Borrowing Costs

For financial reporting purposes, borrowing costs that are attributable to the acquisition, construction or production of a qualifying asset (i.e., an asset that takes a substantial period of time to get ready for its intended use or sale) are capitalized as part of cost of such asset. The capitalization of borrowing costs commences when expenditures for the asset are being incurred, borrowing costs are being incurred and activities that are necessary to prepare the asset for its intended use or sale are in progress; capitalization ceases when substantially all such activities are complete. All other borrowing costs are recognized as expenses in the period in which they are incurred.

2.14 Post-employment Benefits

The Group has no formal post-employment benefit plan for its qualified employees but accrues minimum pension liability as mandated by law in the country where it operates such as Republic Act 7641, Retirement Law, in the Philippines.

Using appropriate actuarial methods and assumptions, the Group accounts for defined benefit pension plans in accordance with Statement of Financial Accounting Standards (SFAS) No. 87, Employers’ Accounting for Pensions. As allowed under SFAS No. 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postretirement Benefits, the Group follows the disclosure provisions for all foreign plans. SFAS No. 132 (R) requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other benefit postretirement plans. This statement did not change the measurement or recognition of those plans required by SFAS No. 87 or SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits. Refer to Note 9 for a description of how the Group determined its principal assumptions for post-employment benefits accounting.

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R). Statement 158 will require the Group to recognize the funded status of its defined benefit postretirement plans in the Group’s statement of financial position. The funded status is currently disclosed in the notes to the Group’s financial statements, but differs from the amount currently recognized in the statement of financial position.

Statement 158 also removes the existing option to use a plan measurement date that is up to 90 days prior to the date of the statement of financial position. The Statement offers two alternate transition methods for making the measurement date change.

Statement 158 will require the Group to include several enhanced disclosures of information related to its defined benefit plans in its financial statements to increase consistency and comparability. Additionally, in the year of application, the Group will be required to disclose the incremental effect of applying Statement 158 on each individual line item in the year-end statement of financial position, as well as the separate adjustments to retained earnings and other comprehensive income.

Statement 158 is effective for fiscal years ending after June 15, 2007, for nonpublic entities with defined benefit plans. The Statement is to be applied as of the end of the year of adoption. Retrospective application is not permitted. Early adoption is permitted, however, the Group does not intend to adopt Statement 158 prior to the required effective date of December 31, 2007.

Based on the funded status of defined benefit pension plans as of December 31, 2006 (the most recent measurement date), the adoption of Statement 158 will have no effect in the financial statements since the liability has already been recorded by the Group as of that date. The actual impact of Statement 158 on the Group’s financial position at December 31, 2007, will ultimately be based on assumptions used at that time (including discount rate) which may differ from those used at December 31, 2006. Application of the Statement will not change the calculation of net income, but will affect the amount recognized in equity and, in future periods, will affect the calculation of other comprehensive income.

2.15 Incentive Stock Option Plan

On January 31, 2001, the Group established an Incentive Stock Option Plan (ISOP) covering all senior employees, members of the Board of Directors (BOD), and persons serving as a consultant of the Company or its subsidiaries or the Group itself

(the “eligible persons”). The ISOP permitted granting of options for terms not to exceed ten years from the date of grant. Options committed to eligible persons are generally granted equally in three years from the date of the initial grant as indicated in every option letter that the BOD issues to the eligible persons. The vesting pattern of the options, which are exercisable subject to terms established in the plan document, is 50% after three years and the remaining 50% after four years. The exercise price is the price per share determined by the BOD in connection with the grant of an option but in no event that such amount will be below the fair value of the shares.

On January 1, 2006, the Group adopted the provisions of Statement 123 (revised 2004) (Statement 123R), Share-Based Payment, which revises Statement 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion 25, Accounting for Stock Issued to Employees. Statement 123R requires the Group to recognize expense related to the fair value of the stock-based compensation awards, including employee stock options.

Prior to the adoption of Statement 123R, the Group accounted for stock-based compensation awards using the intrinsic value method of Opinion 25. Accordingly, the Group did not recognize compensation expense in the statement of operations for options granted that had an exercise price equal to the market value of the underlying common stock on disclosures for stock-based awards as if the fair-value-based approach of Statement 123 had been applied using the minimum value method to measure fair value.

Statement 123R requires the Group to use the prospective transition method and therefore has not restated its financial results for prior periods. Under this transition method, the Group is applying the provisions of Statement 123R to new awards and to awards modified, repurchased, or cancelled after January 1, 2006.

There was no pre-tax compensation cost for stock-based employee compensation for the year ended December 31, 2006.

Prior to the adoption of Statement 123R, the Group presented all tax benefits resulting from the exercise of stock options as operating cash flows in the consolidated cash flow statement. Statement 123R requires that cash flows from the exercise of stock options resulting from tax benefits in excess of recognized cumulative compensation cost (excess tax benefits) be classified as financing cash flows. For the year ended December 31, 2006, no tax benefit from share-based payment plans was classified as financing cash flows.

2.16 Income Taxes

The Group accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Income tax expense includes U.S. (state and local taxes), and international income taxes, primarily Philippine income taxes arising from the operations of QPI. Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial reporting and the tax basis of existing assets and liabilities. The tax rate used to determine the deferred tax assets and liabilities is the enacted tax rate for the year in which the differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized.

2.17 Fair Value of Financial Instruments

Fair values of money-market placements, trade receivables and payables normally approximate the carrying amounts because of their short-term nature. The fair value is based on discounting future cash flows using current interest rates adjusted for risks. The fair values of other non-current financial instruments, such as investment in shares of stock, which is carried at cost, notes payable, long-term debt and other long-term debt are determined in the same manner.

2.18 Risk Management Policy

The Group is exposed to a variety of financial risks which result from both its operating and investing activities. The Group’s risk management is coordinated with its BOD, and focuses on actively securing the Group’s short- to medium-term cash flows by minimizing the exposure to financial markets. Long-term financial investments are managed to generate lasting returns.

The Group does not actively engage in the trading of financial assets for speculative purposes nor does it write options. The most significant financial risks to which the Group is exposed to are described below.

(a)	Foreign Currency Risk

The Group is exposed to foreign currency risks as it has significant transactions denominated in Philippine pesos. The Group’s objective is to minimize its exposure to such risks through its normal operating activities and, where appropriate, to have these transactions denominated in U.S. Dollars.

(b)	Credit Risk

The Group’s cash in banks, including its temporary placements (see Note 5), and trade and other receivables (see Note 4) are actively monitored to avoid significant concentrations of credit risk.

(c)	Cash Flow and Fair Value Interest Rate Risk

The Group has no significant cash flow and fair value interest rate risks as it does not have financial liabilities with floating interest rates.

3.	CASH

Cash and cash equivalents consisted of the following as of December 31, 2006:

Cash on hand	$2,119
Cash in banks – demand deposit	202,072

$204,191

The Group’s cash in banks are all maintained in certain banks in foreign countries such as the Philippines and the USA. These are subject to credit risk exposure as they may not be fully covered by the depository insurance limits imposed in those countries.

4.	TRADE RECEIVABLES

Trade receivables are usually due within 30 to 45 days and do not bear any interest. All trade receivables are subject to credit risk exposure.

The Group has two customers, each of which represents more than 10% of the total trade receivables, making up about 39% of the Group’s total trade receivables balance as of December 31, 2006.

In 2006 and 2005, the Group wrote-off certain trade receivables, which management believes to be worthless, amounting to $105,680 and $182,523, respectively. The allowance for doubtful accounts was $67,214 at December 31, 2006.

5.	PREPAYMENTS AND OTHER CURRENT ASSETS

The composition of this account as of December 31, 2006 is as follows:

Restricted cash	$196,328
Creditable withholding taxes	92,781
Prepaid rent	49,726
Input value-added tax (VAT)	2,194
Others	73,047

$414,076

Restricted cash equivalents represent money-market placements which are made for a period of 35 days. These cash equivalents bear average interest rate of 1.5% to 2.5% in 2006 and are restricted as to withdrawal because they are used as collateral for the Group’s notes payable amounting to P9.6 million (equivalent to $195,392 ) as of December 31, 2006 (see Note 8.1).

6.	PROPERTY AND EQUIPMENT

Shown below are the details of property and equipment as of December 31, 2006.

Call center equipment	$3,838,553
Leasehold improvements	702,857
Office equipment	619,799
Furniture and fixtures	86,949
Transportation equipment	84,095

5,332,253

Accumulated depreciation and amortization	(2,560,398)

$2,771,855

In 2006, the Group acquired additional call center and office equipment through finance leases and mortgage loans as part of its business expansion (see Notes 8.2 and 13.2). The Group capitalized borrowing costs incurred during the period of installation in 2005 amounting to $76,578, representing the actual amount of borrowing costs incurred on loans and leases obtained to acquire these equipment.

As of December 31, 2006, the carrying amounts of call center and office equipment held under finance leases amount to $1.07 million.

7.	OTHER NON-CURRENT ASSETS

This account is composed of the following as of December 31, 2006:

Security deposits	$156,820
Investment in shares of stock	18,315

$175,135

The security deposits relate to the Group’s leased office premises, which will be applied against the Group’s rent payable at the end of the lease terms.

Investment in shares of stock represents shares of stock of the Philippine Long Distance Telephone Company (PLDT) held by QPI which is incidental to its subscription to PLDT’s telecommunication lines. This is classified as available-for-sale financial assets. Management believes that the fair value of these assets do not significantly differ from their carrying amounts.

8.	SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-term borrowings and long-term debt include the following:

8.1 Notes Payable

The Group’s outstanding notes payable include a P9.6 million promissory note (equivalent to $195,392 as of December 31, 2006), which was obtained from a local commercial bank and secured by the Group’s short-term investment (see Note 5) and bears interest at 10%, subject to periodic repricing. The notes payable is due on August 1, 2006 but the Group was granted 180 days extension for the payment of the notes. The loan was subsequently paid in February 2007.

Moreover, in 2006, the Group has also issued a promissory note to a customer which is a limited liability company. The principal amount of the note amounting to $160,000 bears interest at the rate of 12% per annum, compounded annually from December 7, 2006 on the outstanding balance thereof and any past-due interest thereon. The promissory note is payable in four equal monthly payments of principal plus interest. In addition, the Group has the full right to offset any amounts payable hereunder, in part or in full, from amounts that will be due from the customer-creditor for services rendered for the Group.

8.2 Long-term Debt

The details of the Group’s long-term debt are as follows:

	Notes
Loans payable		$422,190
Obligations under finance leases	6, 13.2	406,478
Others		171,579

		1,000,247
Less current portion		599,527

		$400,720

Loans payable include chattel mortgage loans obtained by QPI from a local bank that was used for acquisitions of certain transportation equipment payable in 36 monthly installments and call center equipment payable in 15 monthly installments. These loans bear effective interest rates of 11.0% to 13.7% in 2006.

In 2006, QPI obtained another loan amounting to $380,000 from a local bank which was used for the acquisition of certain call center equipment (see Note 6). The loan, which is secured by a real estate mortgage (see Note 12.2), bears an annual interest rate of 7% and is payable in 18 monthly payments starting December 2006.

Other long-term debt includes non interest-bearing advances from a former stockholder and two stockholders (see Note 12.1) with no definite payment date. Because of the indefinite payment period of such advances, the present value of such advances would not be reliably estimated. Management, however, believes that the carrying value of the obligation reasonably approximates its present value.

8.3 Loans from Stockholders

Loans from stockholders represent advances from stockholders (see Note 12.1). These loans include accrued interest payable amounting to $185,598 as of December 31, 2006 representing the accrued interest on the advances from the two majority stockholders of the Group which will not be paid until the advances from minority stockholders are fully paid.

9.	EMPLOYMENT BENEFITS

9.1 Post-employment Benefits

QPI obtained an updated actuarial valuation in 2006 covering the year ended December 31, 2006 to ascertain its minimum pension liability as of that year. The Company has not made any contributions to the fund and there were no plan assets as of December 31, 2006.

For the determination of the retirement benefit obligation as of December 31, 2006, the following actuarial assumptions were used:

Discount rates	8%
Rate of compensation increases	8%

The amounts of pension expense, shown as part of General and Administrative Expenses in the consolidated statements of operations, are as follows:

	2006	2005
Service costs	$25,836	$8,818
Interest costs	8,488	2,972
Net actuarial gain (loss)	898	(240)

	$35,222	$11,550

The movements in the unfunded projected benefit obligation recognized in the books are as follows:

	2006	2005
Balance at beginning of year	$41,555	$27,884
Service costs	25,836	8,818
Interest costs	8,488	2,972
Net actuarial gain (loss)	898	(240)
Foreign currency translation adjustments and others	4,893	2,121

Balance at end of year	$81,670	$41,555

9.2 Incentive Stock Option Plan (ISOP)

From 2001 to 2006, the BOD had granted 697,468 options to the eligible persons as defined in the ISOP at exercise prices ranging from $0.20 to $1.71 that are not part of the compensation plans. There were no options granted in 2006. Of the total options granted since 2001, only one of the officers, who had 39,000 options granted by the Group, had exercised the options as of December 31, 2006 and none of which were exercised in 2006. However, 281,500 options were cancelled as of year end.

The following is a summary of the status of all the options committed and granted by the Group:

	Shares	Weighted Average Exercise Price
Options at January 1, 2006	740,756	$1.16
Granted	—	—
Exercised	—	—
Cancelled	(281,500)	1.58

Options at December 31, 2006	459,256	$0.90

The following table summarizes information about options outstanding and exercisable at December 31, 2006:

	Options Outstanding		Options Exercisable
Number Outstanding	Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
459,256	6.4 years	$0.90	321,675	$0.55

10.	INCOME TAXES

10.1 Board of Investment (BOI) Registration

In August 2003, the BOI of the Philippines approved QPI’s application for registration as Expanding Information and Communication Technology Export Service Firm in the Field of Customer Contact Center on a Non-Pioneer Status. Under the terms of the registration, the applicable rights and privileges provided in the Omnibus Investment Code of 1987 shall equally apply and benefit QPI with certain incentives including income tax holiday (ITH) for a period of three years from August 2003 or actual start of commercial operations (QPI started commercial operations in November 1999), whichever is earlier, but in no case earlier than the date of registration. Starting August 2003, a base figure of P86,803,818, or equivalent to $1,575,844, representing the highest attained sales during the last three years prior to application for expansion shall be used in the computation of ITH. Based on this ITH computation, the base figure of P86.8 million, or equivalent to $1.58 million, is subject to regular corporate income tax (RCIT) as well as the tax provision pertaining to minimum corporate income tax (MCIT) and net operating loss carry over (NOLCO).

In August 2006, the ITH of QPI has expired. Accordingly, its ITH incentive was computed proportionately from January to August 2006.

10.2 Current and Deferred Taxes

Income (loss) before taxes by source consisted of the following:

	2006	2005
Philippines	($66,545)	$203,117
USA	(107,462)	21,396

	($174,007)	$224,513

Income tax expense consisted of the following:

	USA	Philippines	Total
2006
Current	$5,750	$31,811	$37,561
Deferred	—	5,820	5,820

	$5,750	$37,631	$43,381

2005
Current	$11,500	$14,029	$25,529
Deferred	—	157,701	157,701

	$11,500	$171,730	$183,230

The reconciliation of tax on pretax income computed at the applicable statutory rates to tax expense reported in the income statements is shown below.

	2006	2005
USA
Federal tax expense (at 15%)	$2,928	$4,124
California State tax	1,914	2,737
Other	908	4,639

	$5,750	$11,500

	2006	2005
Philippines
Tax on pretax income (at 35% in 2006 and 35% and 32% in 2005)	$76,888	$141,823
Adjustment for income subjected to lower tax rates	(1,355)	(959)
Tax effects of:
Expired MCIT	17,625	—
Nondeductible interest expense	735	523
Dividend income not subject to tax	(482)	(447)
ITH incentives	(8,725)	(50,504)
Benefit from utilization of NOLCO	(47,055)	—
Deferred tax relating to change in tax rate	—	(1,100)
Unrecognized NOLCO	—	82,394

	37,631	171,730

Tax Expense	$43,381	$183,230

The deferred tax assets (liabilities) related to the following as of December 31, 2006:

Current:
Deferred tax assets:
Accrued rental	$23,696
Accrued salaries	5,998

29,694
Deferred tax liability on unrealized foreign currency gains	(820)

Net deferred tax assets	$28,874

Non-current:
Deferred tax assets:
NOLCO	$202,863
MCIT	55,282
Unfunded accrued pension cost	28,584

286,729
Valuation allowance	(202,863)

83,866
Deferred tax liability on unrealized foreign currency gains	(109,293)

Net deferred tax liabilities	($25,427)

The deferred tax assets and liabilities as of December 31, 2006 include translation adjustment amounting to $449, of which $1,669 represent translation adjustment on MCIT.

The breakdown of NOLCO, which can be claimed as deduction from future taxable income of QPI in the Philippines within three years from the year the taxable loss was incurred, is shown below.

Year	Original Amount	Applied in Current Year	Expired Balance	Remaining Balance	Valid Until
2005	$251,527	$—	$—	$251,527	2008
2004	328,082	—	—	328,082	2007
2003	817,769	129,993	687,776	—	2006

	$1,397,378	$129,993	$687,776	$579,609

QPI maintained a full valuation allowance on deferred tax assets pertaining to unutilized NOLCO since management believes that the related deferred tax asset may not be fully utilized prior to its expiration date.

QPI is subject to the MCIT which is computed at 2% of gross income, as defined under Philippine tax regulations. QPI recognized MCIT amounting to $32,811 in 2006, as such is higher then RCIT.

The breakdown of MCIT, which can also be claimed as payment for future income tax payable in the Philippines of QPI within three years from the year the MCIT is recognized, is shown below.

Year	Amount	Expired Balance	Remaining Balance	Valid Until
2006	$32,811	$—	$32,811	2009
2005	14,154	—	14,154	2008
2004	6,648	—	6,648	2007
2003	17,043	17,043	—	2006

	$70,656	$17,043	$53,613

10.3 Recent Tax Regulations

On May 24, 2005, Republic Act No. 9337 (RA 9337), amending certain sections of the Philippine National Internal Revenue Code of 1997, was signed into law in the Philippines and became effective beginning on November 1, 2005. The following are the major changes brought about by RA 9337 that are relevant to QPI:

(a)	RCIT rate was increased from 32% to 35% starting on November 1, 2005 until December 31, 2008 and will be reduced to 30% beginning on January 1, 2009;

(b)	10% VAT rate was increased to 12% effective February 1, 2006;

(c)	12% VAT rate is now imposed on certain goods and services that were previously zero-rated or subject to percentage tax;

(d)	Input tax on capital goods shall be claimed on a staggered basis over 60 months or the useful life of the related assets, whichever is shorter; and,

(e)	Creditable input VAT was capped at a maximum of 70% of output VAT per quarter which is effective until the third quarter of 2006 (this cap was removed effective for quarters ending on December 31, 2006 and onwards).

11.	PRIOR PERIOD ADJUSTMENTS

In 2005, the Group restated the balance of its Deficit as of January 1, 2005 to reflect the effect of the adjustments in QPI’s separate financial statements. QPI did not use the straight-line basis in recording its rental expense (operation base) in prior years as required under SFAS 13, Accounting for Leases, and it did not also recognize the deferred tax relating to its unrealized foreign currency losses resulting in such adjustments in 2005. The adjustments in the Deficit account as of January 1, 2005, net of taxes, amounted to $50,252.

In 2006, the Group restated the balance of its Capital Stock as of January 1, 2006 and 2005 to reflect the correct amount of its capital stock based on its par value of $0.10 per share. Accordingly, the excess paid-in capital over the par value of capital stock amounting to $5,659,666 is now presented as Additional Paid-in Capital in the consolidated balance sheet.

12.	RELATED PARTY TRANSACTIONS

Discussed as follows are the related party transactions of the Group:

12.1 Loans from Stockholders

Certain stockholders granted advances to the Group that bear interest at 8.50% to 12.25% in 2006. The balance of loans from stockholders including accrued interest amounted to $1.09 million as of December 31, 2006, and is shown as part of Long-term Debt in the consolidated balance sheet (see Note 8.3).

Two stockholders also have noninterest-bearing advances to the Group (see Note 8.2).

12.2 Security for Bank Loans

The Group’s loans payable (see Note 8.2) obtained from a local bank are secured by real estate properties owned by one of the Company’s key management personnel.

13.	COMMITMENTS AND CONTINGENCIES

The following are the significant commitments and contingencies involving the Group:

13.1 Operating Lease Commitments – QPI as Lessee

QPI is a lessee under non-cancelable operating leases covering certain warehouse and offices. The leases have terms ranging from 3 to 5 years, with renewal options, and include an annual escalation rate of 5%. The future minimum rentals payable under these non-cancelable operating leases as of December 31, 2006 are as follows:

Within one year	$98,926
After one year but not more than five years	390,994

$489,920

Total rentals from these operating leases amounted to $0.33 million in 2006 and $0.29 million in 2005, of which $0.21 million in 2006 and $0.18 million in 2005 are charged to cost of services.

13.2 Finance Lease Commitments – QPI as Lessee

QPI has finance leases covering certain call center and office equipment with terms of two years (see Note 6). The leases provide options to purchase the call center and office equipment at the end of the lease terms. Future minimum lease payments (MLP) under the finance leases together with the present value (PV) of the net minimum lease payments (NMLP) as of December 31, 2006 are as follows:

	Future MLP	PV of NMLP
Within one year	$350,892	$307,718
After one year but not more than five years	107,318	98,760

Total MLP	458,210	406,478
Amounts representing finance charges	(51,732)	—

Present value of minimum lease payments	$406,478	$406,478

The liabilities relating to the finance leases are shown as part of Long-term Debt in the consolidated balance sheet (see Note 8.2).

13.3 Others

There are other commitments and contingencies that arise in the normal course of the Group’s operations which are not reflected in the accompanying consolidated financial statements. Management is of the opinion that losses, if any, from these events and conditions will not have a material effect on the Group’s financial statements.